Exhibit 3(b)



                          WALTER INDUSTRIES, INC.

                            AMENDED AND RESTATED

                                  BY-LAWS

                                 ARTICLE I.

                          MEETING OF STOCKHOLDERS
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          Section 1.  Place of Meeting and Notice.  Meetings of the
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stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

          Section 2.  Annual and Special Meetings.  Annual meetings of
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stockholders shall be held, at a date, time and place fixed by the Board of
Directors and stated in the notice of meeting, to elect a Board of Directors (except during the initial three year term (the "Initial Three Year Term") of the Board of Directors elected pursuant to Section 5.2 of the Amended Joint Plan of Reorganization dated as of December 9, 1994 (the "Consensual Plan")) and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by a majority of the whole Board of Directors or requested in writing by the holders of not less than 25% of the outstanding shares of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

          Section 3.  Notice.  Except as otherwise provided by law, at
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least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

          Section 4.  Quorum.  At any meeting of stockholders, the holders
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of record, present in person or by proxy, of a majority of the
Corporation's issued and outstanding shares of capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.



Effective March 20, 1995



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          Section 5.  Voting.  Except as otherwise provided by law, all
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matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding shares of capital stock present at such meeting, in person or by proxy.

                                ARTICLE II.

                                 DIRECTORS
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          Section 1.  Number, Election and Removal of Directors.  The
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number of Directors that shall constitute the Board of Directors shall be fixed by the Certificate of Incorporation. The Directors shall be elected pursuant to the Certificate of Incorporation for the Initial Three Year Term and thereafter by the stockholders at the annual meeting of the stockholders. Vacancies may be filled pursuant to the Certificate of Incorporation during the Initial Three Year Term and thereafter vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed by the stockholders during the Initial Three Year Term in accordance with applicable law or as expressly provided for in the Certificate of Incorporation and thereafter may be removed in accordance with applicable law.

          Section 2.  Meetings.  Regular meetings of the Board of Directors
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shall be held at such times and places as may from time to time be fixed by a majority of the whole Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by a majority of the whole Board of Directors. Telegraphic or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than twenty-four hours before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

          Section 3.  Quorum.  A majority of the whole Board of Directors
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shall constitute a quorum for the transaction of business.  If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these By-Laws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

          Section 4.  Committees of Directors.  The Board of Directors may,
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by resolution adopted by the affirmative vote of a majority of the whole
Board of Directors designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and



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authority as the Board of Directors shall specify.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member. At all times during the Initial Three Year Term, each committee of the Board of Directors shall include such number of Directors designated by Kohlberg Kravis Roberts & Co. ("KKR") and by Lehman Brothers Inc.
("Lehman") so that each of KKR and Lehman has representation on each such committee proportionate to the representation it has on the Board of Directors, but in any event not less than one Director designated by KKR and one Director designated by Lehman; provided, however, that,
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notwithstanding the foregoing, the Tax Oversight Committee shall consist of such members as provided in Section 1.229 of the Consensual Plan.

          Section 5.  Compensation.  Each Director who is not an employee
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of the Corporation or any of its subsidiaries, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who is not an employee of the Corporation or any of its subsidiaries who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 5 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

                                ARTICLE III.

                                  OFFICERS
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          The officers of the Corporation shall consist of a President, a
Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.



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                                ARTICLE IV.

                              INDEMNIFICATION
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          To the fullest extent permitted by applicable law, the
Corporation shall indemnify any current or former Director, officer, employee or agent of the Corporation and such director's, officer's, employee's or agent's heirs, executors and administrators against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified party in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation, or otherwise, to which such indemnified party was or is a party or is threatened to be made a party by reason of such indemnified party's current or former position with the Corporation or by reason of the fact that such indemnified party is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall, from time to time, reimburse or advance to any current or former director or officer or other person entitled to indemnification hereunder the funds necessary for payment of defense expenses as incurred. Any repeal or modification of this
Article IV by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

                                 ARTICLE V.

                             GENERAL PROVISIONS
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          Section 1.  Notices.  Whenever any statute, the Certificate of
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Incorporation or these By-Laws require notice to be given to any Director, such notice shall be deemed to have been given when it is sent by telegram, telex or telecopy or hand delivered or deposited in the United States mail, as the case may be. A waiver of such notice in writing signed by the person or persons entitled thereto, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

          Section 2.  Fiscal Year.  The fiscal year of the Corporation
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shall be fixed by the Board of Directors.



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